As filed with the U.S. Securities and Exchange Commission on December 5, 2025.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Icon Energy Corp.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Pavimar Shipping Co.
17th km National Road
Athens-Lamia & Foinikos Str.
14564, Nea Kifissia
Athens, Greece
+30 211 88 81 300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jeeho M. Lee, Esq.
O’Melveny & Myers LLP
1301 Avenue of the Americas, 17th Floor
New York, New York 10019
+1 (212) 326-2000 (telephone number)
Approximate date of commencement of proposed sale to the public:
From time to time after the effectiveness of this registration statement.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 5, 2025
PROSPECTUS
$250,000,000

Common Shares
Preferred Stock Purchase Rights
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Rights
Units
We may offer common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights, or units from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate offering amount of up to $250,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. This prospectus describes some of the general forms that may apply to these securities and the general manner in which they may be offered. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market under the symbol “ICON”. The aggregate market value of our outstanding common shares held by non-affiliates as of December 4, 2025, was $2,867,650, based on 3,455,000 common shares held by non-affiliates and a closing price on the Nasdaq Capital Market of $0.83 on that date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf during the 12-calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3 so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below $75 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-calendar month period that ends on and includes the date hereof.
An investment in the securities offered hereby involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”) using the shelf registration process. By using a shelf registration statement, we may sell, from time to time, any combination of common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to an aggregate offering amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find Additional Information.”
We have not authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
Unless the context requires otherwise, all references in this prospectus to “Icon,” “Icon Energy,” the “Company,” “we,” “our,” and “us,” refer to Icon Energy Corp. or any one or more of its subsidiaries, or to such entities collectively. We use the term deadweight tons (“dwt”) expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “our fleet,” and “our vessels,” include right-of-use assets under finance leases, and all references to currency amounts are in U.S. dollars. We prepare our consolidated financial statements, including all of the consolidated financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).
All share and per share amount references in this prospectus give retroactive effect, for all periods presented, to the one-for-forty reverse stock split effected on April 1, 2025.
ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions, or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Without limiting the generality of the foregoing, all statements in this prospectus concerning or relating to estimated and projected earnings, margins, costs, expenses, expenditures, cash flows, growth rates, future financial results, liquidity and our ability to raise funds are forward-looking statements. In addition, we, through our senior management, from time to time may make forward-looking public statements concerning our expected future operations and performance and other developments.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections. As a result, you are cautioned not to rely on any forward-looking statements.
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:
•
changes in general dry bulk market conditions, including fluctuations in charter hire rates, vessel values, vessel supply, demand for vessels, and supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	changes in seaborne and other transportation patterns;
•
delays or defaults by shipyards in the construction of new buildings in the dry bulk industry, defaults in constructions, or delays, cancelations, or non-completion of deliveries of any vessels we may agree to acquire;

•	changes in the useful lives and/or the value of our vessels and the related impact on our compliance with the covenants under our financing arrangements;
•	the aging of our fleet and increases in operating costs;
•	changes in our ability to complete future, pending, or recent acquisitions or dispositions;
•	our ability to achieve successful utilization of our fleet;
•
changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions, and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion, or expected capital spending or operating expenses;
•	changes in our ability to leverage the relationships and reputation in the dry bulk shipping industry of Pavimar Shipping Co., the commercial and technical manager of our vessels;
•	changes in the availability of crew, number of off-hire days, classification survey requirements, and insurance costs for the vessels in our fleet;
•	changes in our relationships with our counterparties, including the failure of any of our counterparties to fulfill their obligations;

•	loss of our customers, charters, or vessels;
•	damage to our vessels;
•	potential liability from future incidents involving our vessels and litigation;
•	our future operating or financial results;
•	changes in and the effects of interest or inflation rates and worldwide inflationary pressures;
•	acts of terrorism, war, piracy, and other hostilities;
•	public health threats, pandemics, epidemics, other disease outbreaks, and governmental responses thereto;
•
changes in global and regional economic and political conditions, including the provision or removal of economic stimulus measures meant to counteract the effects of sudden market disruptions due to financial, economic, or health crises;

•	changes in tariffs or other restrictions imposed on foreign imports by the U.S. and related countermeasures taken by impacted foreign countries;
•	general domestic and international political conditions or events, including trade wars, acts of hostility or potential, threatened, or ongoing war;
•	inherent operational risks, natural disasters, weather damage, seasonal fluctuations, and inspection procedures of the dry bulk industry;
•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations, particularly with respect to the dry bulk shipping industry;
•	our ability to continue as a going concern; and
•
other factors discussed in “Item 3. Key Information—D. Risk Factors” in our most recent Annual Report on Form 20-F, our registration statement on Form F-1 (File No. 333-290206), declared effective on September 22, 2025 and other important factors described from time to time in the reports we subsequently file with the Commission, and in any prospectus supplement.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects, on us. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY
This section summarizes material information contained elsewhere in or incorporated by reference into this prospectus that we consider important. This summary does not contain all of the information that may be important to you. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the “Risk Factors” section and the financial information in this prospectus, in the Annual Report for the fiscal year ended December 31, 2024 on Form 20-F filed on April 25, 2025, and in our interim condensed consolidated financial statements for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 contained in our Reports on Form 6-K filed on July 3, 2025, August 1, 2025 and November 26, 2025, respectively, incorporated by reference into this prospectus, and the other documents incorporated by reference into this prospectus, which are described under “Information Incorporated by Reference” before making an investment in our securities.
Our Company
We are a growth-oriented shipping company, providing worldwide seaborne transportation services for dry bulk cargoes via our fleet of oceangoing vessels. We generate our revenues by chartering our vessels to regional and international dry bulk operators, commodity traders and end users. Currently, our fleet consists of one Panamax dry bulk vessel, the M/V Alfa, with a carrying capacity of approximately 77,326 dwt, one Kamsarmax dry bulk vessel, the M/V Bravo, with a carrying capacity of approximately 81,448 dwt and one Ultramax dry bulk vessel, the M/V Charlie, with a carrying capacity of 63,668 dwt.
Chartering of our Fleet
We intend to charter our vessels to regional and international dry bulk operators, commodity traders and end users, primarily on time charters (either index-linked or fixed rate) or voyage charters, depending on market conditions, opportunities available to us, and other strategic and tactical considerations. The M/V Alfa and M/V Bravo are currently employed by an international commodity trading conglomerate, at a minimum until July 2026 and March 2026, respectively, at floating daily hire rates linked to the Baltic Panamax Index. The M/V Charlie is employed by a reputable dry bulk operator, on a time charter expiring between March 2026 and June 2026, at a floating daily hire rate linked to the Baltic Supramax Index, plus part of the fuel cost savings to be realized by the charterer through the use of the vessel’s scrubber.
Management of our Company and our Fleet
Overall responsibility for the management of Icon Energy rests with our Board of Directors. Our Board of Directors has organized the provision of management services through Pavimar Shipping Co. (“Pavimar”), a ship management company controlled by our Chairwoman and Chief Executive Officer, Mrs. Ismini Panagiotidi, under the terms of the management agreement, which became effective on January 18, 2024 (the “Management Agreement”). Pavimar operates on the same principles and draws upon the expertise of Pavimar S.A., an integrated vessel commercial and technical manager incorporated in the Republic of the Marshall Islands, also controlled by our Chairwoman and Chief Executive Officer. Founded in 2014, Pavimar S.A. has successfully managed over 50 vessels across the dry bulk, tanker and container sectors, has built a reputation for reliability, and is well-established and regarded within the international shipping community.
Pavimar provides us with vessel commercial and technical management services including, but not limited to, securing employment, post-fixture support, handling vessel sale and purchases, arranging and supervising crew, repairs and maintenance, insurance, provisions, bunkering, day to day vessel operations, and ancillary services. Prior to the effectiveness of our Management Agreement, similar services were provided to us by Pavimar S.A.
Recent and Other Developments Summary
On August 27, 2025, we entered into the standby equity purchase agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). Pursuant to the SEPA, subject to the terms and conditions set forth therein, we have the right, but not the obligation, to issue (each such issuance, an “Advance”) to Yorkville, and Yorkville has the obligation to subscribe for, common shares for an aggregate subscription amount of up to $20,000,000 (the “Commitment Amount”), at any time from the effective date of the SEPA until August 27, 2028, unless earlier terminated pursuant to the SEPA, by delivering written notice to Yorkville (each, an “Advance Notice”).
Under each Advance, each common share to be issued to Yorkville from time to time under the SEPA (the “Advance Shares”) will be issued at one of two pricing options, at our election. Under the first option, we will sell our common shares to Yorkville at 96% of the Market Price (as defined below) for any period commencing upon receipt by the Company of written confirmation of receipt of such Advance Notice by Yorkville, and which confirmation shall specify the commencement time, and ending on 4:00 p.m. New York City time on the applicable date of the Advance Notice (the “Option 1 Pricing Period”). If the total number of common shares traded on the Nasdaq Capital Market during the Option 1 Pricing Period is less than the Volume Threshold, the number of Advance Shares will be reduced to the greater of (i) 30% of the trading volume during the respective pricing period, or (ii) the number of common shares sold by Yorkville during the pricing period. “Volume Threshold” is defined as the amount of the Advance in common shares divided by 30%. Under the second option, we will sell our common shares to Yorkville at 97% of the Market Price for any three consecutive trading days commencing on the date of the Advance Notice, if it is received by 9:30 a.m. Eastern Time, or the immediately following trading day if received after 9:30 a.m. Eastern Time (the “Option 2 Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the average volume weighted average price (“VWAP”) of our common shares on the Nasdaq Capital Market during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest daily VWAP of our common shares on the Nasdaq Capital Market during the Option 2 Pricing Period.
The SEPA does not require Yorkville to subscribe for or acquire any common shares under the SEPA if those common shares, when aggregated with all other common shares beneficially owned by Yorkville and its affiliates, would result in Yorkville and its affiliates (on an aggregated basis) beneficially owning more than 4.99% of the then outstanding voting power or number of common shares.
We will have the right to require Yorkville to subscribe for any common shares pursuant to the SEPA as long as we have an effective registration statement in place for the resale of our common shares to be issued by the Company to Yorkville under each Advance, and subject to the satisfaction of the other conditions set forth in the SEPA.
The Company may not have access to the full Commitment Amount available under the SEPA due to, among other things, the reasons noted above.
Pursuant to the SEPA, the Company has paid to Yorkville a structuring and due diligence fee in the amount of $25,000. In addition, the Company has agreed to pay a commitment fee equal to 1% of the Commitment Amount of the SEPA (the “Commitment Fee”), as follows: half due at execution of the SEPA, and the remaining half due at the earlier of (i) $10 million worth of Advances or (ii) the 6-month anniversary of the execution of the SEPA. At each due date, the Company shall have the option, at its discretion, to pay all or a portion of the Commitment Fee then due by the issuance of such number of common shares that is equal to the applicable portion of the Commitment Fee divided by the average of the daily VWAPs of our common shares on the Nasdaq Capital Market during the three trading days immediately prior to the applicable due date. Upon the execution of the SEPA, we issued 45,249 of our common shares to Yorkville in satisfaction of the first half of the Commitment Fee.
As of the date hereof, we have sold approximately 1,229,521 shares pursuant to Advances under the SEPA for aggregate net proceeds of $1.4 million. Following such issuances, we had 3,460,000 issued and outstanding common shares.
Corporate Information
Icon Energy is a holding company existing under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at c/o Pavimar Shipping Co., 17th km National Road Athens-Lamia & Foinikos Str. 14564, Nea Kifissia, Athens, Greece and our telephone number is +30 211 88 81 300. Our website is www.icon-nrg.com. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov. The information contained on, or that can be accessed through, these websites is not incorporated by reference herein and does not form part of this prospectus.
Implications of Being a Foreign Private Issuer
As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of common shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the Commission. Accordingly, there may be less publicly available information concerning us than there is for other U.S. public companies that are not foreign private issuers.
As a foreign private issuer, the Company is permitted to follow certain corporate governance rules of its home country in lieu of the corporate governance rules of the Nasdaq Stock Market (“Nasdaq”). The Company’s corporate governance practices deviate from Nasdaq’s corporate governance rules in the following ways:
•
In lieu of obtaining shareholder approval prior to the issuance of designated securities or the adoption of equity compensation plans or material amendments to such equity compensation plans, we will comply with provisions of the Marshall Islands Business Corporations Act (the “BCA”), providing that the Board of Directors approves share issuances and adoptions of and material amendments to equity compensation plans. Likewise, in lieu of obtaining shareholder approval prior to the issuance of securities in certain circumstances, consistent with the BCA and our restated articles of incorporation, as amended, and fourth amended and restated bylaws, the Board of Directors approves certain share issuances.

•	The Company’s Board of Directors is not required to have an Audit Committee comprised of at least three members. Our Audit Committee is comprised of two members.
•	The Company’s Board of Directors is not required to meet regularly in executive sessions without management present.
•
As a foreign private issuer, we are not required to solicit proxies or provide proxy statements to Nasdaq pursuant to Nasdaq corporate governance rules or Marshall Islands law. Consistent with Marshall Islands law and as provided in our bylaws, we will notify our shareholders of meetings between 15 and 60 days before the meeting. This notification will contain, among other things, information regarding business to be transacted at the meeting.

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”);

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.235 billion in “total annual gross revenues” during the most recently completed fiscal year, or we have issued more than $1 billion in non-convertible debt in the past three years, or we become a “large accelerated filer”. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies.
We are choosing to take advantage of these reduced burdens, save for the exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies. We are choosing to “opt out” of such extended transition period and will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Securities We May Offer
We may offer common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights, or units from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate offering amount of up to $250,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. This prospectus describes some of the general forms that may apply to these securities and the general manner in which they may be offered. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks set forth in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the Commission on April 25, 2025 and incorporated herein by reference, as updated by annual, quarterly and other reports and documents we file with the Commission and that are incorporated herein by reference. Please see the section of this prospectus entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference” for more information. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition and may cause you to lose all or part of your investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the Commission, including our registration statement on Form F-1 (File No. 333-290206), declared effective on September 22, 2025.

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include, among other things, funding for working capital needs, debt repayments and fleet renewal or expansion. At this time, we have not specifically identified any vessels to acquire, nor have we identified a material single use for which we intend to use the proceeds we receive from the sale of securities offered hereunder, and, accordingly, we are not able to allocate such proceeds among any of these potential uses in light of the variety of factors that will impact how such proceeds are ultimately utilized by us. Additional information relating thereto may be set forth in any applicable prospectus supplement.

CAPITALIZATION
Our capitalization and indebtedness will be set forth, if necessary, in a prospectus supplement to this prospectus or in a report subsequently furnished to the Commission and specifically incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK
The following description of our authorized capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws should be read together with the information contained under the heading “Additional Information” in our most recent Annual Report on Form 20-F and in Exhibit 2.5 “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934” of our most recent Annual Report on Form 20-F, which is incorporated by reference herein. Please also see our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capital Stock
Under our amended and restated articles of incorporation, our authorized share capital stock consists of:
•	750,000,000 common shares, par value $0.001 per share, of which 3,460,000 shares are issued and outstanding as of the date hereof; and
•	250,000,000 preferred shares, par value $0.001 per share, out of which:
○	1,500,000 Series A Preferred Shares have been designated, of which 17,249 are issued and outstanding as of the date hereof;
○	1,500,000 Series B Preferred Shares have been designated, of which 1,500,000 are issued and outstanding as of the date hereof; and
○	1,500,000 Series C Participating Preferred Shares have been designated, of which none are issued as of the date hereof.
Description of Common Shares. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of our common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption, or pre-emptive rights to subscribe to any of our securities. The rights, preferences, and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.
Preferred Shares. Our amended and restated articles of incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series; the number of shares of the series; the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions of such series; and the voting rights, if any, of the holders of the series.
Description of Series A Cumulative Convertible Perpetual Preferred Shares. The following description of the characteristics of the Series A Cumulative Convertible Perpetual Preferred Shares (the “Series A Preferred Shares”) is a summary and does not purport to be complete and is qualified by reference to the Statement of Designation, as amended and restated, in respect of the Series A Preferred Shares which is filed as an exhibit hereto and is incorporated herein by reference. Capitalized terms that are not defined below shall have the meaning ascribed to such terms in the Statement of Designation, as amended and restated, in respect of the Series A Preferred Shares.
On June 11, 2024 and June 30, 2025, we issued 15,000 and 2,249 Series A Preferred Shares, par value $0.001 per share, respectively, each with a stated amount of $1,000 per share, representing all of the Series A Preferred Shares that are issued and outstanding as of the date hereof. Such shares have the following characteristics:
•
Ranking. The Series A Preferred Shares rank, with respect to dividend distributions and distributions upon our liquidation, dissolution or winding up of our affairs (whether voluntary or involuntary), sale of substantially all of our assets, property or business, or a change of control of us (each, a “Liquidation Event”), (i) senior to our common shares, our Series B Preferred Shares, our Series C Participating Preferred Shares and to any other class or series of our stock that may be established in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Shares in the payment of dividends and the distribution of assets upon a Liquidation Event (together with our common shares, the

“Junior Stock”), (ii) on parity with any class or series of capital stock that may be established in the future that is expressly stated to be on parity with the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon a Liquidation Event, and (iii) junior to any class or series of capital stock that may be established in the future that is expressly stated to rank senior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon a Liquidation Event, and to all existing and future indebtedness and other liabilities, including trade payable and other non-equity claims on us.
•
Conversion Rights. Each holder of Series A Preferred Shares has the right, subject to certain conditions, until July 15, 2032, to convert all (but not a portion) of the Series A Preferred Shares beneficially held by such holder into our common shares at the conversion rate then in effect. Each Series A Preferred Share is convertible into the number of our common shares equal to the quotient of the aggregate stated amount of the Series A Preferred Shares converted plus any accrued and unpaid dividends divided by the lower of (i) $240.00 per common share, subject to certain anti-dilution adjustments (i.e. in the event of capital reorganization, merger, stock dividend or other distribution of the Company’s assets, stock split or combination) (the “Pre-Determined Price”) and (ii) the VWAP of our common shares over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion. The Pre-Determined Price is also subject to adjustments in the event of an issuance of equity securities at a deemed price per share lower than the Pre-Determined Price then in effect. In such event, the Pre-Determined Price shall be reduced to an amount equal to the effective price of such issuance of equity securities. Our January 2025 offering and the issuance of common shares to Yorkville pursuant to the SEPA would have triggered such an adjustment, however, in line with the terms outlined in the Statement of Designation, as amended and restated, with respect to our Series A Preferred Shares, we entered into waiver agreements with the sole holder of our Series A Preferred Shares, pursuant to which all potential adjustments to the Pre-Determined Price as a result of the January 2025 offering and the issuance of common shares to Yorkville pursuant to the SEPA have been waived. The Series A Preferred Shares are otherwise not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

•
Voting Rights. So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by our amended and restated articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the Series A Preferred Shares at the time outstanding, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating: (i) any amendment, alteration or repeal of any provision of our amended and restated articles of incorporation or amended and restated bylaws that would alter or change the voting powers, preferences or special rights of the holders of the Series A Preferred Shares so as to affect them adversely; (ii) the issuance of dividend parity stock if the accrued dividends on all outstanding Series A Preferred Shares through and including the most recently completed dividend period have not been paid or declared and a sum sufficient for the payment thereof has been set aside for payment; (iii) any amendment or alteration of our amended and restated articles of incorporation to authorize or create, or increase the authorized amount of, any senior stock; or (iv) any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Shares, (y) a merger or consolidation of the Company with another entity (whether or not a corporation), or (z) a conversion, transfer, domestication or continuance of the Company into another entity or an entity organized under the laws of another jurisdiction, unless in each case (A) the Series A Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to the Company is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the Series A Preferred Shares are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Shares immediately prior to such consummation, taken as a whole. The foregoing voting rights do not apply in connection with the creation or issuance of Series C Participating Preferred Shares of the Company substantially in the form approved by the Board pursuant to the Rights Agreement (as defined below).

•
Dividends. Dividends on our Series A Preferred Shares are cumulative and accrue, whether or not declared by our Board of Directors, however, such dividends are payable only when, as, and if declared by our Board of Directors. Dividends on our Series A Preferred Shares, to the extent declared, shall be paid biannually, on each June 30 and December 31, payable in cash or in kind (in the form of additional Series A Preferred Shares) or in a combination thereof, at our option, accruing at the applicable dividend rate per annum on the stated amount per Series A Preferred Share and on any unpaid accrued dividends. In each event of non-payment or payment in kind, the dividend rate then in effect shall increase by a factor of 1.33 (“Non-payment Rate Adjustment”) or 1.30 (“PIK Rate Adjustment”), respectively, from the day of such event onwards. On the day a previous non-payment is rectified by payment in cash, the relevant Non-payment Rate Adjustment will cease to apply. If a previous non-payment is rectified by payment in kind, the relevant Non-payment Rate Adjustment will cease to apply and the PIK Rate Adjustment will be permanently applied instead. Partial non-payments, payments in kind or rectifications of previous non-payments, will be treated proportionally.

The holders of Series A Preferred Shares also have the right to participate, on an as-converted basis, in certain non-recurring dividends and distributions declared or made on our common shares.
•	Maturity/Redemption. The Series A Preferred Shares are perpetual, non-redeemable and have no maturity date.
•
Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, winding up of the Company or other Liquidation Event, whether voluntary or involuntary, the Series A Preferred Shares shall have a liquidation preference of $1,000 per share (plus accrued dividends to the date fixed for payment of such amount (whether or not declared), and no more). A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series A Preferred Shares and all liquidation parity stock are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the holders of Series A Preferred Shares, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preferred Shares and all holders of liquidation preference parity stock, our remaining assets and funds will be distributed among the holders of our common shares and any other Junior Stock then outstanding according to their respective rights.

•
No Preemptive Rights; No Sinking Fund. The holders of Series A Preferred Shares do not have any preemptive rights. The Series A Preferred Shares will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

Description of Series B Perpetual Preferred Shares. The following description of the characteristics of the Series B Perpetual Preferred Shares (the “Series B Preferred Shares”) is a summary and does not purport to be complete and is qualified by reference to the Statement of Designation in respect of the Series B Preferred Shares, which is filed as an exhibit hereto and is incorporated herein by reference.
On June 11, 2024, we issued 1,500,000 Series B Preferred Shares, par value $0.001 per share, representing all of the Series B Preferred Shares that are issued and outstanding as of the date hereof. Such shares have the following characteristics:
•	Conversion Rights. The Series B Preferred Shares are not convertible into our common shares.
•
Voting Rights. Each Series B Preferred Share has the voting power of 1,000 common shares and counts for 1,000 votes for purposes of determining quorum at a meeting of shareholders, subject to adjustment to maintain a substantially identical voting interest in the Company following the (i) creation or issuance of a new series of shares of the Company carrying more than one vote per share to be issued to any person other than holders of the Series B Preferred Shares, except for the creation (but not the issuance) of Series C Participating Preferred Shares substantially in the form approved by the Board, without the prior affirmative vote of a majority of votes cast by the holders of the Series B Preferred Shares or (ii) issuance or approval of our common shares pursuant to and in accordance with the Rights Agreement (as defined below). The holders of Series B Preferred Shares and the holders of our common shares shall vote together as one class on all matters submitted to a vote of our shareholders, except that the Series B Preferred Shares vote separately as a class on amendments to our amended and restated articles of incorporation that would materially alter or change the powers, preference or special rights of the Series B Preferred Shares.
•
Distributions. The Series B Preferred Shares have no dividend or distribution rights, other than upon our liquidation, dissolution or winding up, as described below. Also, if we declare or make any dividend or other distribution of voting securities of a subsidiary which we control to the holders of our common shares by way of a spin off or other similar transaction, then, in each such case, each holder of Series B Preferred Shares shall be entitled to receive preferred shares of the subsidiary whose voting securities are so distributed with at least substantially similar rights, preferences, privileges and voting powers, and limitations and restrictions as those of the Series B Preferred Shares.

•	Maturity/Redemption. The Series B Preferred Shares are perpetual, non-redeemable and have no maturity date.
•
Ranking, Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, Series B Preferred Shares shall be entitled to receive a payment on the same terms as, and rank pari-passu with, our common shares with respect thereto, up to an amount equal to the par value of $0.001 per share Series B Preferred Share. Holders of shares of this Series will have no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

•
No Preemptive Rights; No Sinking Fund. Holders of the Series B Preferred Shares do not have any preemptive rights. The Series B Preferred Shares will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

Description of Series C Participating Preferred Shares. The following description of the characteristics of the Series C Participating Preferred Shares is a summary and does not purport to be complete and is qualified by reference to the Statement of Designation in respect of the Series C Participating Preferred Shares (“Series C Preferred Shares”) which is filed as an exhibit hereto and is incorporated herein by reference.
As of the date hereof, no Series C Preferred Shares are issued and outstanding in connection with our Rights Agreement (as defined below). See “—Shareholders’ Rights Agreement.”
When issued, each one one-thousandth of a Series C Preferred Share will, among other things:
•	not be redeemable;
•
entitle holders to dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in our common shares or a subdivision of our outstanding common shares (by reclassification or otherwise), declared on our common shares; and

•	entitle holders to one vote on all matters submitted to a vote of the shareholders of the Company.
The value of one one-thousandth of a Series C Preferred Share issued in connection with the Rights Agreement should approximate the value of one common shares.
Shareholders’ Rights Agreement
The following description of the Shareholders’ Rights Agreement (the “Rights Agreement”) is a summary and does not purport to be complete and is qualified by reference to the copy of the Rights Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.
On July 11, 2024, we entered into a Rights Agreement with Computershare Trust Company, N.A., as Rights Agent. Pursuant to the Rights Agreement, each common share includes one right (“Right”) that entitles the holder to purchase from us one one-thousandth of a share of Series C Preferred Share for $1,000.00 (the “Series C Exercise Price”), once the Rights become exercisable, subject to specified adjustments. The Rights will separate from the common shares and become exercisable only if a person or group acquires beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of our outstanding common shares, in a transaction not approved by our Board of Directors, provided that none of Ismini Panagiotidi or her controlled affiliates will be considered an “acquiring person.” In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, in lieu of one one-thousandth of a Series C

Preferred Share, upon payment of the Series C Exercise Price, a number of our common shares having a then-current market value (as defined in the Rights Agreement) equal to twice the Series C Exercise Price. In addition, if we are acquired in a merger or other business combination after an acquiring person acquires 10% (15% in the case of a passive institutional investor) or more of our common shares, each holder of the Right will thereafter have the right to purchase, in lieu of one one-thousandth of a Series C Preferred Share, upon payment of the Series C Exercise Price, a number of common shares of the acquiring person having a then-current market value equal to twice the Series C Exercise Price. The acquiring person will not be entitled to exercise these Rights.
Furthermore, our Board of Directors may redeem the Rights for $0.001 per Right under certain circumstances. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.001 per Right. In addition, after a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common shares, the Board of Directors may extinguish the Rights by exchanging one common share or an equivalent security for each Right, other than Rights held by the acquiring person. In certain circumstances, we may elect to exchange the Rights for cash or other of our securities having a value approximately equal to one common share.
Under the Rights Agreement’s terms, the Rights will expire on July 11, 2034.
Description of Warrants
First Representative’s Warrant
The following description of the characteristics of the First Representative’s Warrant is a summary and does not purport to be complete and is qualified by reference to the copy of the First Representative’s Warrant, which is filed as an exhibit hereto and is incorporated herein by reference.
On July 15, 2024, in connection with our initial public offering, we issued to Maxim Group LLC, who acted as sole book-running manager in such offering, a warrant to purchase up to 2,000 common shares, in whole or in parts, at an exercise price of $176.00 per common share, subject to certain anti-dilution adjustments.
The First Representative’s Warrant is exercisable on or after January 11, 2025, and expires on July 11, 2027, and does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to its exercise. As of the date hereof, neither the First Representative’s Warrant, nor any part thereof, has been exercised.
If at the time of exercise of the First Representative’s Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, our common shares issuable upon such exercise, then the First Representative’s Warrant may only be exercised, in whole or in part, by means of a cashless exercise in which case, the holder shall be entitled to receive a number of our common shares equal to the difference between the applicable spot price per common share of the Company (as determined in the First Representative’s Warrant) and the exercise price then in effect, multiplied by the number of our common shares that would be issuable upon a cash exercise, divided by the applicable spot price per common share of the Company (as determined in the First Representative’s Warrant).
Placement Agent’s Warrant
The following description of the characteristics of the Placement Agent’s Warrant is a summary and does not purport to be complete and is qualified by reference to the copy of the Placement Agent’s Warrant, which is filed as an exhibit hereto and is incorporated herein by reference.
On January 24, 2025, in connection with our January 2025 offering, we issued to Maxim Group LLC, who acted as placement agent in such offering, a warrant to purchase up to 11,450 common shares, in whole or in parts, at an exercise price of $57.64 per common share, subject to certain anti-dilution adjustments. The Placement Agent’s Warrant is exercisable on or after July 24, 2025, and expires on January 23, 2028, and does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to its exercise. As of the date hereof, neither the Placement Agent’s Warrant, nor any part thereof, has been exercised.
If at the time of exercise of the Placement Agent’s Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the common shares issuable upon such exercise, then the Placement Agent’s Warrant may only be exercised, in whole or in part, by means of a cashless exercise in which case, the holder shall be entitled to receive a number of common shares equal to the difference between the applicable spot price per common share of the Company (as determined in the Placement Agent’s

Warrant) and the exercise price then in effect, multiplied by the number of common shares that would be issuable upon a cash exercise, divided by the applicable spot price per common share of the Company (as determined in the Placement Agent’s Warrant).
Class A Common Share Purchase Warrants
The units issued as part of our January 2025 offering consisted of one common share and one Class A Common Share Purchase Warrant. The following description of the characteristics of the Class A Common Share Purchase Warrants is a summary and does not purport to be complete and is qualified by reference to the copy of the Class A Common Share Purchase Warrants, which is filed as an exhibit hereto and is incorporated herein by reference.
Each Class A Common Share Purchase Warrant was immediately exercisable at an initial exercise price of $104.80, subject to downward adjustments on Reset Dates (as defined in the Class A Common Share Purchase Warrants) and will expire on January 24, 2028. The Class A Common Share Purchase Warrants also contain certain mechanisms for cashless exercise, including alternative cashless exercise, and certain anti-dilution protections. As of the date hereof, substantially all of the Class A Common Share Purchase Warrants have been exercised.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company N.A.
Listing
Our common shares are listed on the Nasdaq Capital Market under the symbol “ICON.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than United States dollars, the equivalent price in United States dollars for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other senior unsubordinated debt.

Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to all of our other present and future senior indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company (“DTC”) will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.
The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract, which will be filed with the SEC if we offer purchase contracts. For more information on how you can obtain copies of any purchase contract if we offer purchase contracts, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable purchase contract and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of common shares, preferred shares, purchase contracts, warrants, rights, debt securities or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common shares (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer units, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•
on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands corporation and our principal executive office is located outside of the United States, in Athens, Greece.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Pursuant to Division 3 Section 20 paragraph (2) of the BCA the Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, shall accept service of process on our behalf in any such action. Further, pursuant to Division 3 Sections 21 and 22 of the BCA, in certain circumstances delineated therein the Attorney General of the Republic of the Marshall Islands may be deemed an agent of the Company upon whom any process or notice or demand required or permitted by law to be served may be served upon.
In addition, the Republic of the Marshall Islands have adopted (i) the Uniform Foreign Money-Judgments Recognition Act (“UFMJRA”) and (ii) the Enforcement of Judgments Act (“EJA”). The UFMJRA and EJA are two separate statutes with different purposes. The UFMJRA deals with “recognition” of a foreign judgment. The EJA deals with “enforcement” of a judgment which includes a foreign judgment once recognized by the UFMJRA. These statutes allow subject to the requirements imposed therein, for a foreign judgment to be recognized and enforced in the Republic of the Marshall Islands. That said, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors, or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

EXPENSES
The following are the estimated expenses for the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$34,525
FINRA filing fee	38,000
Nasdaq listing fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Trustee fees and expenses	*
Miscellaneous	*
Total	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in “Item 10. Additional Information—E. Taxation” of our Annual Report incorporated by reference herein. Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.
LEGAL MATTERS
O’Melveny & Myers LLP will pass upon certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Stephenson Harwood will pass upon the validity of the securities being registered hereby and certain other Marshall Islands legal matters in connection with the registration of such securities.
EXPERTS
The consolidated financial statements of Icon Energy Corp. appearing in Icon Energy Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 151 25, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information. We are also required to file reports, including annual reports on Form 20-F, and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.icon-nrg.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Commission. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.
As a foreign private issuer, we will be exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus, and will automatically update and supersede previously filed information, including information contained in this document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 25, 2025;
•
our Report on Form 6-K, filed with the Commission on July 3, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the three-month period ended March 31, 2025;

•
our Report on Form 6-K, filed with the Commission on August 1, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the six-month period ended June 30, 2025;

•
our Report on Form 6-K, filed with the Commission on November 26, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the nine-month period ended September 30, 2025, together with an update of the Company’s risk factors;

•	our Reports on Form 6-K, filed with the Commission on June 24, 2025 and August 29, 2025; and
•
the description of our securities and Marshall Islands Company Considerations in Exhibit 2.5 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 25, 2025, including any amendment or report filed with the SEC for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.
The information on our website is not incorporated by reference into this prospectus. These filings are also available on the Commission’s Electronic Data Gathering and Retrieval System at www.sec.gov. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Icon Energy Corp.
17th km National Road
Athens-Lamia & Foinikos Str.
14564, Nea Kifissia
Athens, Greece
Attention: Secretary
+30 211 88 81 300

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.	Indemnification of Directors and Officers.
I.	Sections 6.2 and 6.3 of Article VI of the amended and restated articles of incorporation of Icon Energy Corp. (the “Corporation”) provides as follows:
(1)
Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Marshall Islands Business Corporations Act (the “BCA”). If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended. The Corporation shall pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to indemnification under Section 6.2 of the amended and restated articles of incorporation. Any repeal or modification of Article VI of the amended and restated articles of incorporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation thereunder existing immediately prior the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

(2)
The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of the amended and restated articles of incorporation.

II.	Section 60 of the Business Corporations Act of the Republic of the Marshall Islands provides as follows:
(1)
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his or her conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

III.	Indemnification Agreements:
The Corporation has entered, and expects to continue to enter, into agreements to indemnify its directors, executive officers and other employees as determined by the Corporation’s board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Corporation believes that the provisions in its amended and restated articles of incorporation and indemnification agreements described above are necessary to attract and retain talented and experienced officers and directors.

Item 9.	Exhibits.
Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation(1)
3.2	Amended and Restated Bylaws(1)
3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation(4)
3.4	Second Amended and Restated Statement of Designations of the Rights, Preferences and Privileges of the Series A Cumulative Convertible Perpetual Preferred Shares(1)
3.5	Statement of Designations of the Rights, Preferences and Privileges of the Series B Perpetual Preferred Shares(1)
3.6	Statement of Designations of the Rights, Preferences and Privileges of the Series C Participating Preferred Shares(2)
4.1	Form of Common Share Certificate(4)
4.2	Form of Class A Common Share Purchase Warrant(3)
4.3	Placement Agent’s Warrant(3)
4.4	First Representative’s Warrant(2)
4.5	Form of Preferred Stock Certificate*
4.6	Form of Senior Debt Security Indenture*
4.7	Form of Subordinated Debt Security Indenture*
4.8	Form of Warrant Agreement*
4.9	Form of Purchase Contract*
4.10	Form of Rights Agreement*
4.11	Form of Unit Agreement*
5.1	Opinion of Stephenson Harwood, Marshall Islands counsel to the Company+
5.2	Opinion of O’Melveny & Myers LLP, U.S. counsel to the Company+
10.1	Shareholders’ Rights Agreement(2)
10.2	Form of Management Agreement between Pavimar Shipping Co. and each of the Company’s shipowning subsidiaries(2)
10.3	Amended and Restated Executive Services Agreement between Icon Energy Corp. and Pavimar Shipping Co., dated April 1, 2024(1)
10.4	Term Loan Facility Agreement, dated September 16, 2024(2)
10.5	Exchange Agreement between Icon Energy Corp. and Atlantis Holding Corp., dated June 11, 2024(1)
10.6	Standby Equity Purchase Agreement, dated August 27, 2025, between the Company and YA II PN, Ltd(5)
21.1	List of Subsidiaries+
23.1	Consent of Stephenson Harwood (included in Exhibit 5.1)+
23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2)+
23.3	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.+
24.1	Power of Attorney (included in the signature page hereto)+
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**
107	Filing Fee Table+

+	Filed herewith.
*	To be filed by amendment or incorporated by reference in connection with the offering of a class of securities.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Incorporated by reference to the Company’s Registration Statement on Form F-1 (File No. 333-279394).
(2)	Incorporated by reference to the Company’s Registration Statement on Form F-1 (File No. 333-284370).
(3)	Incorporated by reference to the Company’s Form 6-K filed on January 28, 2025.
(4)	Incorporated by reference to the Company’s Form 6-K filed on April 1, 2025.
(5)	Incorporated by reference to the Company’s Form 6-K filed on August 29, 2025.

Item 10.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and such offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or a prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 8 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 5th day of December, 2025.

ICON ENERGY CORP.

By:	/s/ Ismini Panagiotidi
	Name:	Ismini Panagiotidi
	Title:	Chief Executive Office
(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Psachos, with full power to act alone, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2025.

/s/ Ismini Panagiotidi	Chief Executive Officer (Principal Executive Officer) and Chairwoman of the Board
Ismini Panagiotidi

/s/ Dennis Psachos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dennis Psachos

/s/ Spiros Vellas	Director
Spiros Vellas

/s/ Evangelos Macris	Director
Evangelos Macris

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on December 5, 2025.

PUGLISI & ASSOCIATES (Authorized Representative)

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director